Exhibit 99.1

ORBCOMM TO ACQUIRE SKYWAVE MOBILE COMMUNICATIONS

Acquisition to create the largest global space-based M2M communications company

Transaction marks a second phase of ORBCOMM’s collaboration with Inmarsat and significantly advances growth strategy

Rochelle Park, NJ, November 6, 2014 – ORBCOMM Inc. (Nasdaq: ORBC), a leading global provider of Machine-to-Machine (M2M) solutions, today announced that it has entered into a definitive agreement to acquire SkyWave Mobile Communications (SkyWave), the largest M2M service provider on the Inmarsat (LSE: ISAT.L) global L-band satellite network, for $130 million. Based in Ottawa, Canada, SkyWave has more than 250,000 subscriber units, 400 channel partners, an estimated annualized $60 million in revenues and over $12 million in Adjusted EBITDA.

“We expect the combination of SkyWave and ORBCOMM to deliver significant value for both our shareholders and customers,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “By combining our complementary products, distribution channels and broad geographic footprints – with support from Inmarsat – we are adding significant scale to our business. Our customers will benefit from access to one of the industry’s broadest set of complete solutions, global regulatory authorizations and satellite-based connectivity options. We also expect this added scale to create sustainable long-term shareholder value.”

“We are excited to enter the next phase of collaboration with ORBCOMM,” said Rupert Pearce, Inmarsat’s Chief Executive Officer. “Our two companies are well positioned to exploit the growing opportunity for satellite to enable the ‘Internet of Things.’ ORBCOMM’s track record of innovation, combined with Inmarsat’s global network reach, will bring compelling offerings to the market, further advancing Inmarsat’s M2M growth strategy.”

“ORBCOMM shares SkyWave’s commitment to customers and passion for innovation, making it the perfect partner for our customers and employees,” said Pui-Ling Chan, SkyWave’s Chief Executive Officer. “We are excited about the combination of our two organizations, which will create a leading force in the industry to provide more products, applications and tool sets aimed at the ‘Internet of Things.’ Together, we have the capabilities to serve customers of all sizes, locations or sectors with one of the most comprehensive and competitive portfolios, as we lead the M2M industry to a new level.”

The acquisition of SkyWave furthers ORBCOMM’s strategy to provide a complete set of capabilities and options in the industry, while adding multiple synergies to strengthen its M2M solutions portfolio. With the addition of SkyWave, ORBCOMM will have one of the largest combined engineering teams in the M2M industry and will gain significant economies of scale in operations and manufacturing. SkyWave’s robust distribution channels in South America, Asia and the Middle East, along with Inmarsat’s support, provide ORBCOMM with even broader global distribution. ORBCOMM will gain access to new geographies in Eastern Europe and Asia and diverse vertical markets such as security and marine. The addition of SkyWave’s higher bandwidth, low-latency satellite products and services that leverage the IsatDataPro (IDP) technology also further expands the breadth of ORBCOMM’s solutions portfolio.

ORBCOMM will acquire SkyWave on a cash-free debt-free basis. Under the terms of the agreement, SkyWave will be acquired for $130 million, $122.5 million of which is to be in cash provided by ORBCOMM and $7.5 million in the form of a promissory note to Inmarsat for a portion of its interest in SkyWave, to be offset by a payment due from Inmarsat under a separate commercial agreement. Under the commercial agreement, ORBCOMM (through SkyWave) and Inmarsat will jointly own the IDP technology, which Inmarsat intends to make available through its reseller channel and Inmarsat will acquire and operate SkyWave’s satellite network assets located primarily at three Inmarsat earth stations in Laurentides, Canada; Burum, Netherlands; and Auckland, New Zealand for $7.5 million.

SkyWave and Inmarsat have previously entered into a development agreement to create chipsets at lower price points that will support the expansion of IDP technology into multiple new vertical markets.

ORBCOMM expects to make SkyWave’s products available through SkyWave’s current channel, ORBCOMM’s distribution channel and Inmarsat’s network of distributors.

The acquisition, which has been unanimously approved by the boards of directors of both companies, is expected to close in early 2015, subject to receipt of required regulatory approvals.

Raymond James served as financial advisor to ORBCOMM on this transaction, McCarthy Tétrault served as Canadian legal counsel, and Milbank, Tweed, and Hadley & McCloy served as U.S. legal counsel to ORBCOMM. For additional information on this transaction, please refer to ORBCOMM’s SEC filing on Form 8-K being filed today.

About ORBCOMM Inc.

ORBCOMM is a global provider of Machine-to-Machine (M2M) solutions. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, I.D. Systems, Inc., Komatsu Ltd., Cartrack (Pty.) Ltd., and Volvo Construction Equipment, among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure as well as our Tier One cellular partners, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in our core markets: commercial transportation; heavy equipment; industrial fixed assets; marine; and homeland security.

ORBCOMM is an innovator and leading provider of tracking, monitoring and control services for the transportation market. Under its ReeferTrak®, GenTrakTM, GlobalTrak®, and CargoWatch® brands, the company provides customers with the ability to proactively monitor, manage and remotely control their cold chain and dry transport assets. Additionally, ORBCOMM provides

Automatic Identification System (AIS) data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. ORBCOMM is headquartered in Rochelle Park, New Jersey and has its Innovation & Network Control Center in Sterling, Virginia. For more information, visit www.orbcomm.com.

About Inmarsat Global Limited

Inmarsat plc is the leading provider of global mobile satellite communications services. Since 1979, Inmarsat has been providing reliable voice and high-speed data communications to governments, enterprises and other organizations, with a range of services that can be used on land, at sea or in the air. Inmarsat employs around 1,600 staff in more than 60 locations around the world, with a presence in the major ports and centres of commerce on every continent. Inmarsat is listed on the London Stock Exchange (LSE: ISAT.L). For more information, please visit www.inmarsat.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives, estimates and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations and estimates, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include: failure to satisfy the conditions, including receipt of required regulatory approvals, of the pending acquisition of SkyWave Mobile Communications Inc., any delay in consummating the acquisition of SkyWave or the failure to consummate the acquisition of SkyWave; the costs and expenses associated with the acquisition of SkyWave; failure to successfully integrate SkyWave with our existing operations or failure to realize the expected benefits of the acquisition of SkyWave; and dependence of SkyWave’s business on its commercial relationship with Inmarsat and the services provided by Inmarsat, including the continued availability of Inmarsat’s satellites, as well as other risks described in our filings with the Securities and Exchange Commission (SEC). In addition, specific consideration should be given to various factors described in our Form 8-K being filed with the SEC today and in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013, and other documents, on file with the SEC. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries: Robert Costantini Chief Financial Officer ORBCOMM Inc. 703-433-6305 costantini.robert@orbcomm.com	Financial Media: Chuck Burgess President The Abernathy MacGregor Group 212-371-5999 clb@abmac.com	Trade Media: Barry Bucklin Account Manager Hardman Group 330-687-4545 barry@hardmangrp.com